Exhibit 99.1

OfficeMax Incorporated
263 Shuman Boulevard
Naperville, IL 60563

News Release

Investor Contact	Media Contact
Mike Steele	Julie Treon
630 864 6826	630 864 6155

For Immediate Release: February 20, 2013

OFFICEMAX REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

ACHIEVES SIGNIFICANT YEAR-OVER-YEAR IMPROVEMENT IN EPS FOR THE FULL YEAR

Naperville, III. – OfficeMax® Incorporated (NYSE:OMX), a leader in office and facility supplies, technology and services, today announced the results for its fiscal fourth quarter and full year ended December 29, 2012.

Consolidated Results

Reported Results

Total sales were $6,920.4 million in the full year 2012, a decrease of 2.8% compared to the full year 2011, while total sales for the fourth quarter of 2012 decreased 7.4% to $1,700.5 million compared to the fourth quarter of 2011. For the full year 2012, OfficeMax reported operating income of $24.3 million compared to $86.5 million in the full year 2011, and net income available to OfficeMax common shareholders of $414.7 million, or $4.74 per diluted share, compared to net income of $32.8 million, or $0.38 per diluted share in the full year 2011.

For the fourth quarter of 2012, OfficeMax reported an operating loss of $50.1 million, compared to operating income of $12.6 million in the fourth quarter of 2011; and a net loss available to OfficeMax common shareholders of $33.9 million, or $0.39 per diluted share, compared to net income of $2.9 million, or $0.03 per diluted share, in the fourth quarter of 2011. As previously reported, results for the fourth quarter and the full year 2011 included one additional week of operation in the U.S. ($86 million of sales) compared to fourth quarter and full year 2012.

Adjusted Results

Excluding the impact of changes in foreign exchange rates, the impact of stores closed and opened, and the number of, and shift in, weeks resulting from our fiscal calendar, adjusted sales decreased 0.8% for the full year 2012 from the full year 2011, and decreased 2.7% for the fourth quarter of 2012 from the fourth quarter of 2011.

Adjusted operating income in the full year 2012 was $139.2 million, or 2.0% of sales, compared to $118.2 million, or 1.7% of sales, in the full year 2011, which included the benefit of $8 million of operating income due to the additional week of operation; and adjusted net income available to OfficeMax common shareholders was $68.5 million, or $0.78 per diluted share, in the full year 2012, compared to $53.3 million, or $0.61 per diluted share, in the full year 2011, which included the benefit of $0.06 earnings per diluted share due to the additional week.

For the fourth quarter of 2012, adjusted operating income was $28.1 million, or 1.7% of sales, compared to $30.4 million, or 1.7% of sales, in the fourth quarter of 2011; and adjusted net income available to OfficeMax common shareholders was $13.9 million, or $0.16 per diluted share, compared to $14.4 million, or $0.17 per diluted share, in the fourth quarter of 2011. The adjusted figures for the fourth quarter of 2011 also include the benefit of $8 million of operating income, and $0.06 of earnings per share due to the additional week.

The fourth quarter of 2012 adjusted figures in the preceding paragraph exclude $76.7 million of charges associated with the acceleration of pension expense related to participant lump sum settlements ($56.4 million); store closures in the U.S. ($14.1 million); and severance and other charges ($6.2 million) primarily related to restructurings in the Contract business. The adjusted figures also exclude a $1.6 million non-cash charge to impair fixed assets in the fourth quarter of 2012 associated with certain retail stores, primarily in Mexico.

“We’ve been making tangible progress in executing against our strategic plan,” said Ravi Saligram, President and CEO of OfficeMax. “Our execution during 2012 resulted in a significant increase in earnings per share, strong cash flow from operations, and reinstatement of a quarterly dividend. After completing our comprehensive review, we’ve also simplified our balance sheet and created greater clarity for our investors.”

Consolidated (in millions, except per-share amounts)	4Q12	4Q11	FY12	FY11
Sales	$1,700.5	$1,835.8	$6,920.4	$7,121.2
Sales decline (from prior year period)	-7.4%		-2.8%
Adjusted sales decline (from prior year period)*	-2.7%		-0.8%
Gross profit	$431.8	$449.9	$1,784.5	$1,809.2
Gross profit margin	25.4%	24.5%	25.8%	25.4%
Adjusted operating income*	$28.1	$30.4	$139.2	$118.2
Adjusted operating income margin*	1.7%	1.7%	2.0%	1.7%
Adjusted diluted income per common share*	$0.16	$0.17	$0.78	$0.61

*	Adjusted sales, adjusted operating income, adjusted operating income margin, adjusted net income available to OfficeMax common shareholders, and adjusted diluted income per share are non-GAAP financial measures that exclude the effect of certain items and charges described in the footnotes to the accompanying financial statements. A reconciliation to the company’s GAAP financial results is included in this press release.

Contract Segment Results

Contract segment sales decreased 5.3% compared to the prior year period to $885.4 million in the fourth quarter of 2012. This decrease reflected a U.S. Contract operations sales decrease of 8.0% and an international Contract operations sales increase of 0.9% in U.S. dollars (a decrease of 2.6% on a local currency basis). The Contract segment sales decline primarily reflects the $35 million of sales in the additional week in the fourth quarter of 2011. Excluding the additional week, Contract segment sales in the fourth quarter decreased 1.6% (a decrease of 2.8% on a local currency basis) compared to the prior year; and U.S. Contract operations sales decreased 2.8%. The U.S. Contract performance reflects weaker sales to existing corporate accounts partially offset by sales to new customers exceeding lost sales to former customers.

Contract (in millions)	4Q12	4Q11	FY12	FY11
Sales	$885.4	$934.8	$3,605.8	$3,624.1
Sales growth/decline (from prior year period)	-5.3%		-0.5%
Sales growth/decline (from prior year period) excl. additional week in 4Q11	-1.6%		0.5%
Gross profit margin	22.8%	22.2%	22.6%	22.3%
Segment income	$23.1	$28.0	$102.4	$77.7
Segment income margin	2.6%	3.0%	2.8%	2.1%

Contract segment gross profit margin increased to 22.8% in the fourth quarter of 2012 from 22.2% in the fourth quarter of 2011, reflecting higher customer margins. Contract segment operating, selling and general and administrative expenses as a percentage of sales increased to 20.2% in the fourth quarter of 2012 from 19.2% in the fourth quarter of 2011 primarily due to investments in growth and profitability initiatives and higher incentive compensation expense. Contract segment income was $23.1 million, or 2.6% of sales, in the fourth quarter of 2012 compared to $28.0 million, or 3.0% of sales, in the fourth quarter of 2011.

Retail Segment Results

Retail segment sales decreased 9.5% to $815.1 million in the fourth quarter of 2012 compared to the fourth quarter of 2011, reflecting a same-store sales decrease on a local currency basis of 4.1% primarily due to decreased traffic and lower technology product category sales. The decrease reflected a U.S. Retail operations same-store sales decrease of 4.6%, partially offset by a Mexico retail operations same-store sales increase of 0.4% on a local currency basis. Retail segment sales in the fourth quarter of 2012 included an additional fiscal month of sales from our majority-owned joint-venture in Mexico, as we ceased reporting one month in arrears.

Retail (in millions)	4Q12	4Q11	FY12	FY11
Sales	$815.1	$901.0	$3,314.6	$3,497.1
Same-store sales growth/decline	-4.1%		-2.2%
Gross profit margin	28.2%	26.9%	29.3%	28.6%
Segment income	$16.5	$13.2	$69.9	$75.3
Segment income margin	2.0%	1.5%	2.1%	2.2%

Retail segment gross profit margin increased to 28.2% in the fourth quarter of 2012 from 26.9% in the fourth quarter of 2011 due to higher customer margins driven primarily by a sales mix shift from the relatively lower margin technology category as well as prudent promotional activity, partially offset by deleveraging of occupancy costs due to lower sales. Retail segment operating, selling and general and administrative expenses as a percentage of sales were 26.2% in the fourth quarter of 2012 and 25.5% in the fourth quarter of 2011, primarily due to deleveraging of expenses due to lower sales. Retail segment income was $16.5 million, or 2.0% of sales, in the fourth quarter of 2012 compared to $13.2 million, or 1.5% of sales, in the fourth quarter of 2011.

OfficeMax ended the fourth quarter of 2012 with a total of 941 Retail stores, consisting of 851 Retail stores in the U.S. and 90 Retail stores in Mexico. For the full year 2012, OfficeMax Retail closed 46 stores and opened one in the U.S.; and opened 10 stores and closed two in Mexico.

Corporate and Other Segment Results

The Corporate and Other segment includes support staff services and certain other expenses that are not fully allocated to the Contract and Retail segments. Corporate and Other segment operating, selling and general and administrative expenses were $11.5 million in the fourth quarter of 2012 compared to $10.8 million in the fourth quarter of 2011.

Balance Sheet and Cash Flow

As of December 29, 2012, OfficeMax had total debt of $236.2 million, excluding $735.0 million of non-recourse debt related to the Wells Fargo-backed timber notes.

During the full year 2012, OfficeMax generated $185.2 million of cash flow from operations compared to $53.7 in the full year 2011. OfficeMax invested $39.0 million in capital expenditures in the fourth quarter of 2012 compared to $28.1 million in the fourth quarter of 2011. This cash flow from operations did not include any proceeds from Boise Cascade Holdings, L.L.C., all of which were received in February 2013. For the full year 2012, OfficeMax invested $87.2 million in capital expenditures compared to $69.6 million in 2011.

“Strong cash flow and efforts to address legacy assets and liabilities translated into an improved balance sheet,” said Bruce Besanko, EVP, Chief Financial Officer and Chief Administrative Officer of OfficeMax. “Our continued strong financial position enables us to invest in our strategic objectives, which we believe will create long-term value for our shareholders.”

Outlook

First Quarter 2013

Based on the current environment, OfficeMax anticipates that total company sales for the first quarter will be lower than the first quarter of 2012, including the projected favorable impact of foreign currency translation. Additionally, OfficeMax anticipates that for the first quarter of 2013, operating income margin will be slightly lower than the adjusted margin of 2.3% for the prior year period.

Full Year 2013

For the full year 2013, OfficeMax anticipates that total company sales will be in line with the prior year period, including the projected favorable impact of foreign currency translation. For the full year 2013, OfficeMax anticipates that operating income margin will be in line with the adjusted margin of 2.0% for the prior year.

Outlook for operating income margin for both the first quarter and full year 2013 includes the negative impact from the lapse of a retail lease non-cash income item related to the OfficeMax-Boise merger in 2003, and discontinuation of dividend income due to the redemption of a Boise Cascade Holdings L.L.C. investment security. Together these items will reduce 2013 adjusted operating income by approximately $4 million in the first quarter and $18 million for the full year 2013.

The company’s full year 2013 outlook also includes the following:

•	Capital expenditures of approximately $100-125 million, primarily related to investments in IT, ecommerce, infrastructure improvements, and maintenance

•	Depreciation & amortization of approximately $75-85 million

•	Pension expense of approximately $3 million, and cash contributions to the frozen pension plans of approximately $3 million

•	Interest expense of approximately $65-69 million and interest income of approximately $42-45 million

•	An effective tax rate of approximately 34%

•	Cash flow from operations exceeding capital expenditures

•

A net reduction in total Retail square footage for the year, with U.S. activity including the expected closing of 5-10 stores, several openings, and selective relocation and downsizing of stores as locations approach lease expiration dates; Mexico activity including the expected 6 store openings and no closures

Forward-Looking Statements

Certain statements made in this press release and other written or oral statements made by or on behalf of the company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding the company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future. Management believes that these forward-looking statements are reasonable. However, the company cannot guarantee that the macroeconomy will perform within the assumptions underlying its projected outlook; that its initiatives will be successfully executed and produce the results underlying its expectations, due to the uncertainties inherent in new initiatives, including customer acceptance, unexpected expenses or challenges, or slower-than-expected results from initiatives; or that its actual results will be consistent with the forward-looking statements and you should not place undue reliance on them. These statements are based on current expectations and speak only as of the date they are made. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important factors regarding the company that may cause results to differ from expectations are included in the company’s Annual Report on Form 10-K for the year ended December 31, 2011, under Item 1A “Risk Factors”, and in the company’s other filings with the Securities and Exchange Commission.

Additional Comments

OfficeMax expects to post further comments by its President and CEO, Ravi Saligram, and its EVP, Chief Financial Officer and Chief Administrative Officer, Bruce Besanko, regarding its fourth quarter and full year 2012 financial results. The comments will be available by visiting the SEC Filings section of the OfficeMax Investor Relations website at investor.officemax.com.

About OfficeMax

OfficeMax Incorporated (NYSE: OMX) is a leader in integrating products, solutions and services for the workplace, whether for business or at home. The OfficeMax mission is simple: We provide workplace innovation that enables our customers to work better. The company provides office supplies and paper, in-store print and document services through OfficeMax ImPress®, technology products and solutions, and furniture to businesses and consumers. OfficeMax consumers and business customers are served by approximately 29,000 associates through OfficeMax.com; OfficeMaxSolutions.com and Reliable.com; more than 900 stores in the U.S. and Mexico; and direct sales and catalogs. OfficeMax has been named one of the 2012 World’s Most Ethical Companies, and is the only company in the office supply industry to receive Ethics Inside® Certification by the Ethisphere Institute. To find the nearest OfficeMax, call 1-877-OFFICEMAX. For more information, visit www.officemax.com.

All trademarks, service marks and trade names of OfficeMax Incorporated used herein are trademarks or registered trademarks of OfficeMax Incorporated. Any other product or company names mentioned herein are the trademarks of their respective owners.

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OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Quarter Ended
	December 29,	December 31,
	2012	2011
Sales	$1,700,493	$1,835,783
Cost of goods sold and occupancy costs	1,268,728	1,385,839

Gross profit	431,765	449,944
Operating expenses:
Operating, selling and general and administrative expenses	403,647	419,576
Asset impairments (a)	1,585	11,197
Other operating expenses (b)	76,651	6,614

Total operating expenses	481,883	437,387
Operating income (loss)	(50,118)	12,557

Other income (expense):
Interest expense	(17,075)	(18,415)
Interest income	10,952	11,087
Other income (expense), net	40	(20)

	(6,083)	(7,348)

Pre-tax income (loss)	(56,201)	5,209
Income tax benefit (expense)	23,528	(1,680)

Net income (loss) attributable to OfficeMax and noncontrolling interest	(32,673)	3,529
Joint venture results attributable to noncontrolling interest	(683)	(113)

Net income (loss) attributable to OfficeMax	(33,356)	3,416
Preferred dividends	(514)	(509)

Net income (loss) available to OfficeMax common shareholders	$(33,870)	$2,907

Basic income (loss) per common share:	$(0.39)	$0.03

Diluted income (loss) per common share:	$(0.39)	$0.03

Weighted Average Shares
Basic	86,795	86,127
Diluted	86,795	87,333

(a)	The fourth quarter of 2012 included non-cash charges of $1.6 million to impair fixed assets associated with certain retail stores, primarily in Mexico. Fourth quarter of 2011 included non-cash charges of $11.2 million to impair fixed assets associated with certain retail stores in the U.S. These charges reduced net income by $0.7 million and $6.8 million, or $0.01 and $0.08 per diluted share for the fourth quarters of 2012 and 2011, respectively.
(b)	The fourth quarter of 2012 included charges totaling $76.7 million associated with the acceleration of pension expense related to participant settlements ($56.4 million), store closures in the U.S ($14.1 million), and severance and other charges ($6.2 million) primarily related to restructurings in the Canada, Australia, New Zealand and U.S Contract businesses. Fourth quarter of 2011 included $6.6 million of severance charges, primarily related to restructurings in the Australia, Canada and New Zealand sales and supply chain organizations businesses. These items reduced net income by $47.0 million and $4.7 million, or $0.54 and $0.05 per diluted share for the fourth quarters of 2012 and 2011, respectively.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(thousands, except per-share amounts)

	Year Ended
	December 29,	December 31,
	2012	2011
Sales	$6,920,384	$7,121,167
Cost of goods sold and occupancy costs	5,135,927	5,311,987

Gross profit	1,784,457	1,809,180
Operating expenses:
Operating, selling and general and administrative expenses	1,645,245	1,690,967
Asset impairments (a)	11,376	11,197
Other operating expenses (b)	103,558	20,530

Total operating expenses	1,760,179	1,722,694
Operating income	24,278	86,486

Other income (expense):
Interest expense	(69,765)	(73,136)
Interest income	43,772	44,000
Gain on extinguishment of non-recourse debt (c)	670,766	—
Other income, net	489	287

	645,262	(28,849)

Pre-tax income	669,540	57,637
Income tax expense	(248,722)	(19,517)

Net income attributable to OfficeMax and noncontrolling interest	420,818	38,120
Joint venture results attributable to noncontrolling interest	(4,028)	(3,226)

Net income attributable to OfficeMax	416,790	34,894
Preferred dividends	(2,096)	(2,123)

Net income available to OfficeMax common shareholders	$414,694	$32,771

Basic income per common share:	$4.79	$0.38

Diluted income per common share:	$4.74	$0.38

Weighted Average Shares
Basic	86,594	85,881
Diluted	87,939	86,997

(a)	2012 and 2011 included non-cash charges of $11.4 million and $11.2 million, respectively, to impair fixed assets associated primarily with certain stores in the U.S. These items reduced net income by $6.7 million and $6.8 million, or $0.08 per diluted share for 2012 and 2011.
(b)	2012 included charges totaling $103.6 million associated with the acceleration of pension expense related to participant settlements ($56.4 million), store closures in the U.S. ($41.0 million), and severance and other charges ($6.2 million) primarily related to restructurings in the Canada, Australia, New Zealand and U.S contract business. 2011 included charges totaling $20.5 million associated with store closures in the U.S. ($5.6 million) and severance charges ($14.9 million) related to reorganizations in the Canada, Australia, New Zealand and U.S. sales and supply chain organizations. The effect of these items reduced net income by $64.0 million and $13.7 million or $0.73 and $0.16 per diluted share, for 2012 and 2011, respectively.
(c)	2012 included a non-cash gain of $670.8 million related to an agreement that legally extinguished the Company’s non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. The gain increased net income available to OfficeMax common shareholders by $416.9 or $4.77 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(thousands)

	December 29,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$495,056	$427,111
Receivables, net	528,279	558,635
Inventories	812,454	821,999
Deferred income taxes and receivables	68,568	63,382
Other current assets	79,527	67,847

Total current assets	1,983,884	1,938,974
Property and equipment:
Property and equipment	1,338,837	1,308,637
Accumulated depreciation	(986,611)	(943,701)

Property and equipment, net	352,226	364,936
Intangible assets, net	80,765	81,520
Timber notes receivable	817,500	899,250
Deferred income taxes	108,759	370,439
Other non-current assets	441,181	414,156

Total assets	$3,784,315	$4,069,275

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$699,636	$654,918
Income taxes payable	4,222	9,553
Accrued liabilities and other	342,551	309,963
Current portion of debt	10,232	38,867

Total current liabilities	1,056,641	1,013,301
Long-term debt, less current portion	225,962	229,323
Non-recourse debt	735,000	1,470,000
Other long-term obligations:
Compensation and benefits	365,568	393,293
Other long-term liabilities	322,154	362,442

Total other long-term liabilities	687,722	755,735
Noncontrolling interest in joint venture	44,617	31,923
Shareholders’ equity:
Preferred stock	27,391	28,726
Common stock	217,209	215,397
Additional paid-in capital	1,018,667	1,015,374
Accumulated deficit	(91,373)	(500,843)
Accumulated other comprehensive loss	(137,521)	(189,661)

Total shareholders’ equity	1,034,373	568,993
Total liabilities and equity	$3,784,315	$4,069,275

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(thousands)

	Year Ended
	December 29,	December 31,
	2012	2011
Cash provided by operations:
Net income attributable to OfficeMax and noncontrolling interest	$420,818	$38,120
Items in net income not using cash:
Depreciation and amortization	74,124	84,218
Non-cash gain on extinguishment of non-recourse debt	(670,766)	—
Non-cash impairment charges	11,376	11,197
Pension and other post-retirement benefits expense	57,076	8,328
Deferred income tax expense	227,111	7,419
Other	47,857	11,450
Changes in operating assets and liabilities:
Receivables	37,368	(14,674)
Inventory	20,508	17,269
Accounts payable and accrued liabilities	59,956	(54,873)
Current and deferred income taxes	(13,756)	(1,425)
Other	(86,471)	(53,350)

Cash provided by operations	185,201	53,679
Cash used for investment:
Expenditures for property and equipment	(87,178)	(69,632)
Proceeds from sale of assets	1,934	259

Cash used for investment	(85,244)	(69,373)
Cash used for financing:
Cash dividends paid	(5,566)	(3,286)
Changes in debt, net	(32,548)	(6,116)
Other	3,278	(8,550)

Cash used for financing	(34,836)	(17,952)
Effect of exchange rates on cash and cash equivalents	2,824	(1,569)
Increase (decrease) in cash and cash equivalents	67,945	(35,215)
Cash and cash equivalents at beginning of period	427,111	462,326

Cash and cash equivalents at end of period	$495,056	$427,111

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONTRACT SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	December 29,		December 31,
	2012		2011
Sales	$885.4		$934.8
Gross profit	202.0	22.8%	207.1	22.2%
Operating, selling and general and administrative expenses	178.9	20.2%	179.2	19.2%

Segment income	$23.1	2.6%	$28.0	3.0%

	Year Ended
	December 29,		December 31,
	2012		2011
Sales	$3,605.8		$3,624.1
Gross profit	814.3	22.6%	809.5	22.3%
Operating, selling and general and administrative expenses	711.9	19.7%	731.8	20.3%

Segment income	$102.4	2.8%	$77.7	2.1%

Note: Totals may not sum down due to rounding.

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as an accelerated pension expense related to participant settlements, facility closures and adjustments, asset impairments and severance. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

RETAIL SEGMENT STATEMENTS OF OPERATIONS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	December 29,		December 31,
	2012		2011
Sales	$815.1		$901.0
Gross profit	229.8	28.2%	242.8	26.9%
Operating, selling and general and administrative expenses	213.3	26.2%	229.6	25.5%

Segment income	$16.5	2.0%	$13.2	1.5%

	Year Ended
	December 29,		December 31,
	2012		2011
Sales	$3,314.6		$3,497.1
Gross profit	970.2	29.3%	999.7	28.6%
Operating, selling and general and administrative expenses	900.3	27.2%	924.4	26.4%

Segment income	$69.9	2.1%	$75.3	2.2%

Note: Totals may not sum down due to rounding.

Note: Management evaluates the segments’ performances using segment income which is based on operating income after eliminating the effect of certain operating items that are not indicative of our core operations such as an accelerated pension expense related to participant settlements, facility closures and adjustments, asset impairments and severance. These certain operating items are reported on the other operating expenses line in the Consolidated Statements of Operations.

Reconciliation of non-GAAP Measures to GAAP Measures

In addition to assessing our operating performance as reported under U.S. generally accepted accounting principles (“GAAP”), we evaluate our results of operations before non-operating legacy items, such as the gain related to an agreement that legally extinguished our non-recourse debt guaranteed by Lehman, and certain operating items that are not indicative of our core operating activities such as accelerated pension expense related to participant settlements, facility closures and adjustments, asset impairments and severance. We believe our presentation of financial measures before, or excluding, these items, which are non-GAAP measures, enhances our investors’ overall understanding of our operational performance and provides useful information to both investors and management to evaluate the ongoing operations and prospects of OfficeMax by providing better comparisons. Whenever we use non-GAAP financial measures, we designate these measures as “adjusted” and provide a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure. In the following tables, we reconcile our non-GAAP financial measures to our reported GAAP financial results.

Although we believe the non-GAAP financial measures enhance an investor’s understanding of our performance, our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures we use may not be consistent with the presentation of similar companies in our industry. However, we present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what we believe to be our ongoing business operations.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION - OPERATING RESULTS

(unaudited)

(millions, except per-share amounts)

	Quarter Ended
	December 29, 2012			December 31, 2011
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$1,700.5	$—	$1,700.5	$1,835.8		$1,835.8
Cost of goods sold and occupancy costs	1,268.7	—	1,268.7	1,385.8		1,385.8

Gross profit	431.8	—	431.8	449.9	—	449.9
Operating expenses:
Operating, selling and general and administrative expenses	403.6	—	403.6	419.6		419.6
Asset impairments (a)	1.6	(1.6)	—	11.2	(11.2)	—
Other operating expenses (b)	76.7	(76.7)	—	6.6	(6.6)	—

Total operating expenses	481.9	(78.2)	403.6	437.4	(17.8)	419.6
Operating income (loss)	(50.1)	78.2	28.1	12.6	17.8	30.4

Other income (expense):
Interest expense	(17.1)	—	(17.1)	(18.4)	—	(18.4)
Interest income	11.0	—	11.0	11.1	—	11.1

	(6.1)	—	(6.1)	(7.3)	—	(7.3)

Pre-tax income (loss)	(56.2)	78.2	22.0	5.2	17.8	23.0
Income tax benefit (expense)	23.5	(30.1)	(6.6)	(1.7)	(6.3)	(8.0)

Effective tax rate	41.8%		30.0%	32.7%		34.8%
Net income (loss) attributable to OfficeMax and noncontrolling interest	(32.7)	48.1	15.4	3.5	11.5	15.0
Joint venture results attributable to noncontrolling interest	(0.7)	(0.4)	(1.0)	(0.1)	—	(0.1)

Net income (loss) attributable to OfficeMax	(33.4)	(47.8)	14.4	3.4	11.5	14.9
Preferred dividends	(0.5)	—	(0.5)	(0.5)	—	(0.5)

Net income (loss) available to OfficeMax common shareholders	$(33.9)	$47.8	$13.9	$2.9	$11.5	$14.4

Basic income (loss) per common share:	$(0.39)	$0.55	$0.16	$0.03	$0.13	$0.17

Diluted income (loss) per common share:	$(0.39)	$0.55	$0.16	$0.03	$0.13	$0.17

Weighted Average Shares
Basic	86,795		86,795	86,127		86,127
Diluted	86,795		87,689	87,333		87,333

Note: Totals may not sum down or across due to rounding.

(a)	The fourth quarter of 2012 included non-cash charges of $1.6 million to impair fixed assets associated with certain retail stores, primarily in Mexico. Fourth quarter of 2011 included non-cash charges of $11.2 million to impair fixed assets associated with certain retail stores in the U.S. These charges reduced net income by $0.7 million and $6.8 million, or $0.01 and $0.08 per diluted share for the fourth quarters of 2012 and 2011, respectively.
(b)	The fourth quarter of 2012 included charges totaling $76.7 million associated with the acceleration of pension expense related to participant settlements ($56.4 million), store closures in the U.S ($14.1 million), and severance and other charges ($6.2 million) primarily related to restructurings in the Canada, Australia, New Zealand and U.S Contract businesses. Fourth quarter of 2011 included $6.6 million of severance charges, primarily related to restructurings in the Australia, Canada and New Zealand sales and supply chain organizations businesses. These items reduced net income by $47.0 million and $4.7 million, or $0.54 and $0.05 per diluted share for the fourth quarters of 2012 and 2011, respectively.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION - OPERATING RESULTS

(unaudited)

(millions, except per-share amounts)

	Year Ended
	December 29, 2012			December 31, 2011
	As		As	As		As
	Reported	Adjustments	Adjusted	Reported	Adjustments	Adjusted
Sales	$6,920.4	$—	$6,920.4	$7,121.2	$—	$7,121.2
Cost of goods sold and occupancy costs	5,135.9	—	5,135.9	5,312.0	—	5,312.0

Gross profit	1,784.5	—	1,784.5	1,809.2	—	1,809.2
Operating expenses:
Operating, selling and general and administrative expenses	1,645.2	—	1,645.2	1,691.0	—	1,691.0
Asset impairments (a)	11.4	(11.4)	—	11.2	(11.2)	—
Other operating expenses (b)	103.6	(103.6)	—	20.5	(20.5)	—

Total operating expenses	1,760.2	(114.9)	1,645.2	1,722.7	(31.7)	1,691.0
Operating income	24.3	114.9	139.3	86.5	31.7	118.2

Other income (expense):
Interest expense	(69.8)	—	(69.8)	(73.1)	—	(73.1)
Interest income	43.8	—	43.8	44.0	—	44.0
Gain on extinguishment of non-recourse debt (c)	670.8	(670.8)	—	—	—	—
Other income, net	0.5	—	0.5	0.3	—	0.3

	645.3	(670.8)	(25.5)	(28.8)	—	(28.8)

Pre-tax income	669.5	(555.8)	113.7	57.6	31.7	89.4
Income tax expense	(248.7)	210.0	(38.8)	(19.5)	(11.2)	(30.7)

Effective tax rate	37.1%		34.1%	33.9%		34.3%
Net income attributable to OfficeMax and noncontrolling interest	420.8	(345.9)	75.0	38.1	20.5	58.7
Joint venture results attributable to noncontrolling interest	(4.0)	(0.4)	(4.4)	(3.2)	—	(3.2)

Net income attributable to OfficeMax	416.8	(346.2)	70.6	34.9	20.5	55.4
Preferred dividends	(2.1)	—	(2.1)	(2.1)	—	(2.1)

Net income available to OfficeMax common shareholders	$414.7	$(346.2)	$68.5	$32.8	$20.5	$53.3

Basic income per common share:	$4.79	$(4.00)	$0.79	$0.38	$0.24	$0.62

Diluted income per common share:	$4.74	$(3.96)	$0.78	$0.38	$0.24	$0.61

Basic	86,594		86,594	85,881		85,881
Diluted	87,939		87,421	86,997		86,997

Note: Totals may not sum down or across due to rounding.

(a)	2012 and 2011 included non-cash charges of $11.4 million and $11.2 million, respectively, to impair fixed assets associated primarily with certain stores in the U.S. These items reduced net income by $6.7 million and $6.8 million, or $0.08 per diluted share for 2012 and 2011.
(b)	2012 included charges totaling $103.6 million associated with the acceleration of pension expense related to participant settlements ($56.4 million), store closures in the U.S. ($41.0 million), and severance and other charges ($6.2 million) primarily related to restructurings in the Canada, Australia, New Zealand and U.S contract business. 2011 included charges totaling $20.5 million associated with store closures in the U.S. ($5.6 million) and severance charges ($14.9 million) related to reorganizations in the Canada, Australia, New Zealand and U.S. sales and supply chain organizations. The effect of these items reduced net income by $64.0 million and $13.7 million or $0.73 and $0.16 per diluted share, for 2012 and 2011, respectively.
(c)	2012 included a non-cash gain of $670.8 million related to an agreement that legally extinguished the Company’s non-recourse debt guaranteed by Lehman Brothers Holdings, Inc. The gain increased net income available to OfficeMax common shareholders by $416.9 or $4.77 per diluted share.

OFFICEMAX INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

NON-GAAP RECONCILIATION - SALES

(unaudited)

(millions)

	Quarter Ended
	December 29,	December 31,	Percent
	2012	2011	Change
Sales as reported	$1,700.5	$1,835.8	-7.4%
Adjustment for favorable impact of change in foreign exchange rates (a)	$(13.5)	$—

Sales adjusted for impact of change in foreign exchange rates	$1,687.0	$1,835.8	-8.1%
Adjustment for impact of 53rd week (b)	$—	$(86.3)
Adjustment for same store and shift in weeks (c)	$(6.1)	$(22.8)

Sales adjusted for impact of change in foreign exchange rates and adjustment for same stores and shift in weeks	$1,680.9	$1,726.7	-2.7%

	Year Ended
	December 29,	December 31,	Percent
	2012	2011	Change
Sales as reported	$6,920.4	$7,121.2	-2.8%
Adjustment for unfavorable impact of change in foreign exchange rates (a)	$15.2	$—

Sales adjusted for impact of change in foreign exchange rates	$6,935.6	$7,121.2	-2.6%
Adjustment for impact of 53rd week (b)	$—	$(86.3)
Adjustment for same store and shift in weeks (c)	$(40.7)	$(81.6)

Sales adjusted for impact of change in foreign exchange rates and adjustment for same stores and shift in weeks	$6,894.9	$6,953.2	-0.8%

Note: Totals may not sum down due to rounding.

(a)	Computed by assuming constant currency exchange rates between periods.
(b)	Adjustment for the impact of the 53rd week of sales in 2011.
(c)	Impact from stores closed and opened during 2012 and 2011 and the shift in calendar weeks resulting from reporting 53 weeks in fiscal 2011.